UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 9, 2019

MRI INTERVENTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34822	58-2394628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5 Musick

Irvine, Ca. 92618

(Address of principal executive offices, zip code)

(949) 900-6833

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $.01 par value per share	MRIC	OTCQB Marketplace

Item 1.01.	Entry into a Material Definitive Agreement.

On May 9, 2019, MRI Interventions, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (collectively, the “Investors”) for the private placement of up to 2,682,000 shares of the Company’s common stock at $3.10 per share (the “Financing Transaction”). The Investors have committed to purchase approximately 1,743,068 shares with the remaining shares reserved for, and subject to, the exercise of participation rights under that certain securities purchase agreement dated May 25, 2017, by and among the Company and certain accredited investors (the “2017 Investors”). There can be no assurances that the 2017 Investors will exercise their participation rights, in full or at all.

The sale of securities under the Purchase Agreement is subject to certain customary closing conditions, and the Company anticipates that the sales under the Purchase Agreement will close on or about May 17, 2019. The Purchase Agreement also contains representations and warranties by the Company and the Investors and covenants of the Company and the Investors (including indemnification from the Company in the event of breaches of its representations and warranties), certain information rights and other rights, obligations and restrictions, which the Company believes are customary for transactions of this type.

The Purchase Agreement provides that, from and after the closing of the Financing Transaction and ending on the date that the lead Investor, PTC Therapeutics, Inc. (“PTC”), no longer beneficially owns at least 500,000 shares of Company common stock, as adjusted for any stock split, stock dividend, combination or other recapitalization or reclassification (the “Board Rights Termination Date”), PTC shall have the right to designate a director nominee for nomination to the Company’s board of directors (the “Board”) and the Company shall, as applicable, appoint the director nominee to the Board and include the director nominee in the Company’s slate of nominees for stockholders’ meetings at which directors are elected and take all actions necessary or advisable to recommend the director nominee for election to the Board, pursuant to the terms of the Purchase Agreement.

The Purchase Agreement also provides PTC with the right to participate in a subsequent financing (as defined in the Purchase Agreement) by the Company at any time prior to the later of the date that is the twenty-four month anniversary of the closing of the Financing Transaction and the date as of which PTC beneficially owns less than 500,000 shares of Company common stock in an amount of such subsequent financing equal to up the greater of such portion of the subsequent financing that is equal to the number of shares of Company common stock deemed to be beneficially owned by PTC immediately prior to the closing of the subsequent financing, divided by the total number of shares of Company common stock outstanding (including any shares of Company common stock issuable upon conversion or exercise of outstanding Company common stock equivalents deemed to be beneficially owned by PTC and included in the numerator) immediately prior to the closing of the subsequent financing or 10.5% of the subsequent financing, pursuant to the terms of the Purchase Agreement.

In addition, the Purchase Agreement provides PTC with certain registration rights, including the right to require the Company to register with the SEC all or a portion of PTC’s registrable securities (as defined in the Purchase Agreement) at any time after the earlier of the date that is the twenty-four month anniversary of the closing of the Financing Transaction and the Board Rights Termination Date and piggyback rights with respect to registration statements and underwritten offerings of the Company, pursuant to the terms of the Purchase Agreement.

The foregoing description of the terms and conditions of the Purchase Agreement is only a summary and is qualified in its entirety by the full text of the Purchase Agreement, the form of which is filed as Exhibit 10.1, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated herein by reference.

In the Financing Transaction, the Company offered and will sell its securities to “accredited investors” (as defined by Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)) in reliance upon exemptions from registration under the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506 thereunder and corresponding provisions of state securities laws as well. The Purchase Agreement contains representations to support the Company’s reasonable belief that the Investors had access to information concerning the Company’s operations and financial condition, the Investors did not acquire the securities with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investors are accredited investors. The Company relied upon the representations made by the Investors pursuant to the Purchase Agreement in determining that such exemptions were available.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of New Director.

On May 9, 2019, in connection with the Financing Transaction and pursuant to the Purchase Agreement, the Board, with the recommendation of the Corporate Governance and Nominating Committee of the Board, appointed Marcio Souza, age 40, to serve as a director of the Company, effective upon the closing of the Financing Transaction (the “Appointment Effective Time”), until the 2019 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, disqualification or removal. In order to accommodate this appointment, the Board has increased the size of the Board from six members to seven members, effective as of the Appointment Effective Time. Additionally, the Company following the Appointment Effective Time has agreed to take any and all actions necessary to include Mr. Souza in the Company’s slate of nominees for the election of directors at the Company’s 2019 annual stockholders meeting.

Mr. Souza has served as PTC’s Chief Operating Officer since June 2017. Mr. Souza joined PTC in July 2014 as Vice President of Global Marketing and became Senior Vice President, Head of Global Product Strategy, in June 2016. From October 2012 until July 2014, Mr. Souza was the Executive Director of Marketing for NPS Pharmaceuticals, a biopharmaceutical company. From 2007 until 2012, Mr. Souza worked for Shire HGT, a biopharmaceutical company, in various positions of increasing responsibility in Latin America, the United States, and Switzerland, most recently as Senior Director, Global Commercial. Mr. Souza holds a graduate degree in pharmacy and biochemistry from University of Sao Paulo and has received his MBA from Fundacao Dom Cabral in Brazil.

Pursuant to the Purchase Agreement, Mr. Souza has agreed to forego to any compensation, cash or otherwise, from the Company in connection with his service on the Board; provided, however, Mr. Souza shall be entitled to the benefits of the same insurance, indemnification, reimbursement and other policies generally applicable to non-employee directors of the Board. Related thereto, the Company will enter into its standard form of indemnification agreement with Mr. Souza (the “Indemnification Agreement”), as of the Appointment Effective Time. The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Souza under the circumstances and to the extent provided for therein, for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director of the Company, any subsidiary of the Company or any other company or enterprise to which he provides services at the Company’s request.

The foregoing description of the terms and conditions of the Indemnification Agreement is only a summary and is qualified in its entirety by the full text of the Indemnification Agreement, the form of which was previously filed as Exhibit 10.8 to the Company’s General Form for Registration of Securities on Form 10, as originally filed on December 28, 2011, and is incorporated herein by reference.

With the exception of the Purchase Agreement, there are no arrangements or understandings between Mr. Souza and any other persons pursuant to which he was appointed as a director of the Company. There are no family relationships between Mr. Souza and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Other than Mr. Souza’s position at PTC, there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Souza and the Company.

Item 7.01.	Regulation FD Disclosure.

On May 9, 2019, the Company issued a press release announcing the Financing Transaction. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement by and between the Company and the Investors

99.1	Press Release dated May 9, 2019

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements based upon the Company’s current expectations. Forward-looking statements are subject to risks and uncertainties, and the Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of such risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions and the satisfaction of closing conditions related to the Financing Transaction. There can be no assurance that the Company will be able to complete the Financing Transaction on the terms described herein or in a timely manner, if at all. You should not place undue reliance on forward-looking statements, which apply only as of the date of this Current Report on Form 8-K. The Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on April 1, 2019 contains, under the heading “Risk Factors,” a comprehensive description of risks to which the Company is subject. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2019	MRI INTERVENTIONS, INC.

	By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz
Chief Financial Officer